                           COMMERCIAL BANCSHARES, INC.

EXHIBIT 21
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                           COMMERCIAL BANCSHARES, INC.
                           ---------------------------

                                                       State of                      Percentage of
           Subsidiary                                Incorporation                 securities owned
           ----------                                -------------                 ----------------
The Commercial Savings Bank                              Ohio                   100% by the Corporation

Advantage Finance, Inc.                                  Ohio                   100% by The Commercial
                                                                                     Savings Bank

The principal office of each of the subsidiaries is located in Upper Sandusky, Ohio.


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